Investor Relations Contact: Jeremy Lucas 404.239.8626 / jeremy.lucas@statebt.com

State Bank Financial Corporation Reports
Fourth Quarter and Full Year 2016 Financial Results

Full Year 2016 Highlights

▪	Record earnings of $47.6 million

▪	Return on average assets of 1.34%

▪	Completed NBG Bancorp and S Bankshares merger transactions

▪	$4.2 billion in total assets at year-end

▪	$254 million of loan growth and $156 million of deposit growth, excluding acquisitions

▪	Interest income excluding accretion increased 12%

ATLANTA, GA, January 26, 2017 - State Bank Financial Corporation (NASDAQ: STBZ) today announced unaudited financial results for the fourth quarter and full year ended December 31, 2016. Full year net income for 2016 was $47.6 million, or $1.28 per fully diluted share, compared to $28.4 million, or $.77 per fully diluted share, for full year 2015. Net income for the fourth quarter of 2016 was $10.3 million, compared to $12.4 million in the third quarter of 2016 and $12.1 million in the fourth quarter of 2015. Fully diluted earnings per share were $.28 in the fourth quarter of 2016 compared to $.34 in the third quarter of 2016 and $.33 in the fourth quarter of 2015. The fourth quarter of 2016 included $3.5 million of merger-related expenses, which reduced earnings per share by approximately $.06 in the quarter, net of tax.

Joe Evans, Chairman and CEO of State Bank Financial, commented, “2016 was a great year. We had record earnings and completed two bank acquisitions that pushed us over $4 billion in assets. We ended the year with strong momentum, and I am very optimistic about our opportunities in 2017.”

Operating Highlights

Interest income on loans improved to $26.7 million in the fourth quarter of 2016, a $116,000 increase from the third quarter of 2016 and a $2.4 million increase from the fourth quarter of 2015. Net interest income of $39.1 million in the fourth quarter of 2016 increased from $38.1 million in the third quarter of 2016 but declined from $40.6 million in the fourth quarter of 2015. Accretion income on loans of $10.3 million in the fourth quarter of 2016 was positively impacted by a $2.2 million gain from loan pool closings. Accretion income was $9.3 million in the third quarter of 2016 and $14.2 million in the fourth quarter of 2015, which included a $4.1 million gain from loan pool closings. As of December 31, 2016, approximately $69 million of accretable discount, inclusive of $4 million from The National Bank of Georgia and S Bank, remains to be recognized as loan accretion income.

Noninterest income was $9.9 million in the fourth quarter of 2016, compared to $9.8 million in the third quarter of 2016 and $8.1 million in the fourth quarter of 2015. Payroll fee income increased $235,000 in the fourth quarter of 2016 to $1.4 million, and SBA income was up $165,000 to $1.7 million in the fourth quarter of 2016. Strong quarters from payroll fee income and SBA income helped offset lower fourth quarter mortgage banking income, which declined compared to the previous quarter as a result of normal seasonality. For full year 2016, noninterest income, excluding amortization of the FDIC receivable, increased 7.4% compared to 2015, including an increase in mortgage banking income of 9.5%, SBA income of 16.6%, and payroll fee income of 15.1%.

Total noninterest expense for the fourth quarter of 2016 was $32.9 million, a $4.4 million increase from the third quarter of 2016, and a $3.3 million increase from the fourth quarter of 2015. The fourth quarter of 2016 included $3.5 million of merger-related expenses and a decrease in net gains on OREO of $714,000 compared to the third quarter of 2016. Legal and professional fees increased $638,000 in the fourth quarter due to expenses incurred related to a support system project. Salary and benefit expenses declined $245,000 from the third quarter of 2016 and $360,000 from the fourth quarter of 2015. For full year 2016, noninterest expense, excluding merger-related expenses and the net benefit of OREO activity, declined $5.7 million, or 4.7%, compared to 2015, primarily due to a $4.5 million decline in salary and benefit expenses.

Financial Condition

Comparison of period-end balance sheet metrics for the year ended December 31, 2016, to prior periods is materially affected by the acquisitions of The National Bank of Georgia and S Bank, which were each completed on December 31, 2016. Average balance sheet metrics for the quarter and year ended December 31, 2016, are not impacted by these acquisitions.

Total assets at December 31, 2016 were $4.22 billion, up from $3.62 billion at September 30, 2016. Total loans were $2.8 billion at December 31, 2016, up $468 million from the third quarter of 2016 due to approximately $424 million of loans acquired from The National Bank of Georgia and S Bank as well as organic loan growth during the quarter.

Tom Wiley, Vice Chairman and President, commented, “It was my privilege at year-end to welcome the customers and talented bankers from The National Bank of Georgia and S Bank to State Bank.  These attractive new markets represent tremendous opportunity to build upon the outstanding trajectory of our core franchise. Results for 2016 clearly demonstrate our commitment to growing low-cost core deposits, emphasizing our fee income lines of business, increasing loans without compromising our credit metrics, prudently deploying capital, and becoming a more efficient company.”

Excluding the acquisitions, organic and purchased non-credit impaired loans increased to $2.3 billion at December 31, 2016, a net increase of $49.2 million from the third quarter of 2016 and $254.1 million from the fourth quarter of 2015. Purchased credit impaired loans, excluding the acquisitions, decreased to $121.8 million at the end of the fourth quarter of 2016, a $5.0 million decrease from the previous quarter and a $23.8 million decrease from the fourth quarter of 2015.

The organic loan portfolio continued to perform well in the fourth quarter of 2016 as past due organic loans represented .06% of total organic loans. The allowance as a percent of loans declined six basis points to 1.01% at the end of the fourth quarter of 2016 and covers organic nonperforming assets by more than three times.

Total deposits at December 31, 2016 were $3.43 billion, up $472 million from $2.96 billion at September 30, 2016, including $414 million of deposits acquired from The National Bank of Georgia and S Bank. Period-end transaction accounts, comprised of noninterest-bearing demand deposits and interest-bearing transaction accounts, increased $211 million from the third quarter of 2016 inclusive of acquisitions. Noninterest-bearing demand deposits represented 28.7% of total deposits as of December 31, 2016.

Excluding the acquisitions, period-end total deposits increased $58.8 million in the fourth quarter of 2016, as $95.3 million of growth in transaction accounts was partially offset by declines in CDs and brokered deposits. Period-end total deposits increased $156.1 million in full year 2016, excluding the acquisitions. Average total deposits increased $108.7 million from the previous quarter and $132.7 million from the fourth quarter of 2015.

Tangible book value per share was $13.48 at the end of the fourth quarter of 2016. State Bank Financial Corporation continues to be well capitalized, ending the quarter with a leverage ratio of 14.92% and a Tier I risk-based capital ratio of 14.76%.

Detailed Results

Supplemental tables displaying financial results for the fourth quarter of 2016, the previous four quarters, and full year 2016 are included with this press release.

Non-GAAP Financial Measure

This press release contains a financial measure determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For more information on this non-GAAP financial measure, please refer to 4Q16 Financial Supplement: Table 8, Reconciliation of Non-GAAP Measure.

Conference Call

Chief Executive Officer Joe Evans, President Tom Wiley, Chief Financial Officer Sheila Ray, and Chief Credit Officer David Black will discuss financial and business results for the quarter and the year on a conference call today at 10:00 a.m. ET.

Dial in number: 1.877.311.6681

Please allow time to register your name and affiliation/company prior to the start of the call. A replay of the conference call will be available shortly after the call's completion in the Investors section on the company's website at www.statebt.com. A slide presentation for today's call is also available in the Investors section on the company's website.

About State Bank Financial Corporation

State Bank Financial Corporation (NASDAQ: STBZ), with approximately $4.2 billion in assets as of December 31, 2016, is an Atlanta-based bank holding company for State Bank and Trust Company. State Bank operates 31 full-service banking offices and eight mortgage origination offices in seven of Georgia’s eight largest MSAs.

To learn more about State Bank, visit www.statebt.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release and other information that we make publicly available from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “intend,” “anticipate,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “project,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements regarding the amount of accretable discount that remains, future accretion income on loans, statements regarding our strong momentum and opportunities in 2017, our belief that our new markets will provide a tremendous opportunity for us to build on the outstanding trajectory of our core franchise, and other statements regarding our strategic initiatives. Such forward-looking statements are subject to risks, uncertainties, and other factors, including a downturn in the economy, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, as well as additional risks and uncertainties contained in the “Risk Factors” and forward-looking statements disclosure contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

State Bank Financial Corporation
4Q16 Financial Supplement: Table 1
Condensed Consolidated Financial Summary Results
Quarterly (Unaudited)
						4Q16 change vs
(Dollars in thousands, except per share amounts)	4Q16	3Q16	2Q16	1Q16	4Q15	3Q16	4Q15

Income Statement Highlights
Interest income on loans	$26,696	$26,580	$25,406	$24,342	$24,250	$116	$2,446
Accretion income on loans	10,271	9,335	13,961	9,743	14,240	936	(3,969)
Interest income on invested funds	4,810	4,714	4,726	4,673	4,139	96	671
Total interest income	41,777	40,629	44,093	38,758	42,629	1,148	(852)
Interest expense	2,631	2,504	2,371	2,113	1,994	127	637
Net interest income	39,146	38,125	41,722	36,645	40,635	1,021	(1,489)
Provision for loan and lease losses (organic & PNCI loans)	300	7	1,600	1,689	1,003	293	(703)
Provision for loan and lease losses (purchased credit impaired loans)	(23)	81	(1,594)	(1,823)	(509)	(104)	486
Provision for loan and lease losses	277	88	6	(134)	494	189	(217)
Total noninterest income	9,911	9,769	10,230	9,391	8,136	142	1,775
Total noninterest expense	32,875	28,480	30,674	28,898	29,562	4,395	3,313
Income before income taxes	15,905	19,326	21,272	17,272	18,715	(3,421)	(2,810)
Income tax expense	5,578	6,885	7,287	6,434	6,594	(1,307)	(1,016)
Net income	$10,327	$12,441	$13,985	$10,838	$12,121	$(2,114)	$(1,794)

Common Share Data
Basic earnings per share	$.28	$.34	$.38	$.29	$.33	$(.06)	$(.05)
Diluted earnings per share	.28	.34	.38	.29	.33	(.06)	(.05)
Cash dividends declared per share	.14	.14	.14	.14	.14	—	—
Book value per share	15.80	15.21	15.00	14.73	14.47	.59	1.33
Tangible book value per share (1)	13.48	13.99	13.77	13.49	13.22	(.51)	.26
Market price per share (quarter end)	26.86	22.82	20.35	19.76	21.03	4.04	5.83

Common Shares Outstanding
Common stock	38,845,573	36,894,553	36,894,641	37,052,008	37,077,848	1,951,020	1,767,725
Weighted average shares outstanding:
Basic	35,904,009	35,863,183	35,822,654	36,092,269	35,208,607	40,826	695,402
Diluted	36,009,098	35,965,948	35,923,691	36,187,662	36,140,474	43,150	(131,376)

Average Balance Sheet Highlights
Loans	$2,431,512	$2,406,629	$2,326,666	$2,250,518	$2,203,993	$24,883	$227,519
Assets	3,636,159	3,564,470	3,524,231	3,476,646	3,455,342	71,689	180,817
Deposits	2,975,510	2,866,822	2,873,019	2,854,514	2,842,788	108,688	132,722
Equity	559,561	557,365	546,838	542,444	534,702	2,196	24,859
Tangible common equity	514,982	512,265	501,221	496,287	491,346	2,717	23,636

State Bank Financial Corporation
4Q16 Financial Supplement: Table 1 (continued)
Condensed Consolidated Financial Summary Results
Quarterly (Unaudited)
						4Q16 change vs
(Dollars in thousands, except per share amounts)	4Q16	3Q16	2Q16	1Q16	4Q15	3Q16	4Q15

Key Metrics (2)
Return on average assets	1.13%	1.39%	1.60%	1.25%	1.39%	(.26)%	(.26)%
Return on average equity	7.34	8.88	10.29	8.04	8.99	(1.54)	(1.65)
Yield on earning assets	4.87	4.84	5.37	4.79	5.23	.03	(.36)
Cost of funds	.35	.34	.33	.29	.28	.01	.07
Rate on interest-bearing liabilities	.49	.47	.46	.42	.39	.02	.10
Net interest margin	4.56	4.54	5.08	4.53	4.99	.02	(.43)
Net interest margin excluding accretion income (3)	3.50	3.57	3.53	3.48	3.40	(.07)	.10
Leverage ratio (4)	14.92	14.64	14.56	14.59	14.48	.28	.44
Tier I risk-based capital ratio (4)	14.76	16.68	16.52	17.09	17.71	(1.92)	(2.95)
Total risk-based capital ratio (4)	15.51	17.56	17.42	18.13	18.75	(2.05)	(3.24)
Efficiency ratio (5)	67.01	59.46	59.04	62.77	60.61	7.55	6.40
Average loans to average deposits	81.72	83.95	80.98	78.84	77.53	(2.23)	4.19
Noninterest-bearing deposits to total deposits	28.69	30.09	28.75	30.68	28.87	(1.40)	(.18)

(1)     Denotes a non-GAAP financial measure. See Reconciliation of Non-GAAP Measure (Table 8) for further information.
(2)     Income statement ratios and yield/rate information are annualized for the applicable period.
(3)     Excludes accretion income on loans and average purchased credit impaired loans.
(4)     Current period capital ratios are estimated as of the date of this earnings release.
(5)     Noninterest expenses divided by net interest income plus noninterest income.

State Bank Financial Corporation
4Q16 Financial Supplement: Table 2
Condensed Consolidated Balance Sheets
Quarterly (Unaudited)
						4Q16 change vs
(Dollars in thousands)	4Q16	3Q16	2Q16	1Q16	4Q15	3Q16	4Q15

Assets
Cash and amounts due from depository institutions	$13,219	$10,648	$11,964	$14,398	$12,175	$2,571	$1,044
Interest-bearing deposits in other financial institutions	132,851	103,122	70,603	102,355	163,187	29,729	(30,336)
Federal funds sold	3,523	—	—	—	—	3,523	3,523
Cash and cash equivalents	149,593	113,770	82,567	116,753	175,362	35,823	(25,769)
Investment securities available-for-sale	847,178	822,655	824,980	849,576	887,705	24,523	(40,527)
Investment securities held-to-maturity	67,063	67,071	63,080	60,591	—	(8)	67,063
Loans	2,814,572	2,346,346	2,345,096	2,258,533	2,160,217	468,226	654,355
Allowance for loan and lease losses	(26,598)	(27,177)	(27,599)	(30,345)	(29,075)	579	2,477
Loans, net	2,787,974	2,319,169	2,317,497	2,228,188	2,131,142	468,805	656,832
Loans held-for-sale	52,169	63,852	71,302	55,219	54,933	(11,683)	(2,764)
Other real estate owned	10,897	10,609	11,578	11,590	10,530	288	367
Premises and equipment, net	52,056	42,009	42,153	42,802	42,980	10,047	9,076
Goodwill	77,084	36,357	36,357	36,357	36,357	40,727	40,727
Other intangibles, net	12,749	8,515	9,029	9,556	10,101	4,234	2,648
SBA servicing rights	3,477	3,275	3,165	2,882	2,626	202	851
Bank-owned life insurance	65,371	60,282	59,749	59,281	58,819	5,089	6,552
Other assets	99,248	68,820	65,046	60,176	59,512	30,428	39,736
Total assets	$4,224,859	$3,616,384	$3,586,503	$3,532,971	$3,470,067	$608,475	$754,792
Liabilities and Shareholders’ Equity
Noninterest-bearing deposits	$984,419	$890,588	$829,673	$891,511	$826,216	$93,831	$158,203
Interest-bearing deposits	2,446,746	2,068,704	2,055,817	2,014,087	2,035,746	378,042	411,000
Total deposits	3,431,165	2,959,292	2,885,490	2,905,598	2,861,962	471,873	569,203
Federal funds purchased and securities sold under agreements to repurchase	27,673	20,124	33,923	33,503	32,179	7,549	(4,506)
FHLB borrowings	47,014	20,000	62,000	—	—	27,014	47,014
Notes payable	398	398	398	1,808	1,812	—	(1,414)
Other liabilities	104,976	55,436	51,336	46,207	37,624	49,540	67,352
Total liabilities	3,611,226	3,055,250	3,033,147	2,987,116	2,933,577	555,976	677,649
Total shareholders’ equity	613,633	561,134	553,356	545,855	536,490	52,499	77,143
Total liabilities and shareholders’ equity	$4,224,859	$3,616,384	$3,586,503	$3,532,971	$3,470,067	$608,475	$754,792

Capital Ratios (1)
Average equity to average assets	15.39%	15.64%	15.52%	15.60%	15.47%	(.25)%	(.08)%
Leverage ratio	14.92	14.64	14.56	14.59	14.48	.28	.44
CET1 risk-based capital ratio	14.76	16.68	16.52	17.09	17.71	(1.92)	(2.95)
Tier I risk-based capital ratio	14.76	16.68	16.52	17.09	17.71	(1.92)	(2.95)
Total risk-based capital ratio	15.51	17.56	17.42	18.13	18.75	(2.05)	(3.24)

(1) Current period capital ratios are estimated as of the date of this earning release.

State Bank Financial Corporation
4Q16 Financial Supplement: Table 3
Condensed Consolidated Income Statements
Quarterly (Unaudited)
						4Q16 change vs
(Dollars in thousands, except per share amounts)	4Q16	3Q16	2Q16	1Q16	4Q15	3Q16	4Q15

Net Interest Income:
Interest income on loans	$26,696	$26,580	$25,406	$24,342	$24,250	$116	$2,446
Accretion income on loans	10,271	9,335	13,961	9,743	14,240	936	(3,969)
Interest income on invested funds	4,810	4,714	4,726	4,673	4,139	96	671
Interest expense	2,631	2,504	2,371	2,113	1,994	127	637
Net interest income	39,146	38,125	41,722	36,645	40,635	1,021	(1,489)
Provision for loan and lease losses (organic & PNCI loans)	300	7	1,600	1,689	1,003	293	(703)
Provision for loan and lease losses (purchased credit impaired loans)	(23)	81	(1,594)	(1,823)	(509)	(104)	486
Provision for loan and lease losses	277	88	6	(134)	494	189	(217)
Net interest income after provision for loan and lease losses	38,869	38,037	41,716	36,779	40,141	832	(1,272)
Noninterest Income:
Service charges on deposits	1,319	1,383	1,352	1,386	1,495	(64)	(176)
Mortgage banking income	2,511	3,216	3,551	3,041	2,011	(705)	500
Payroll fee income	1,363	1,128	1,111	1,327	1,165	235	198
SBA income	1,718	1,553	1,685	1,502	1,316	165	402
ATM income	735	759	769	745	741	(24)	(6)
Bank-owned life insurance income	467	533	468	462	472	(66)	(5)
Gain on sale of investment securities	42	38	396	13	16	4	26
Other	1,756	1,159	898	915	920	597	836
Total noninterest income	9,911	9,769	10,230	9,391	8,136	142	1,775
Noninterest Expense:
Salaries and employee benefits	19,554	19,799	20,662	18,760	19,914	(245)	(360)
Occupancy and equipment	3,069	2,984	3,015	3,101	2,995	85	74
Data processing	2,131	2,097	2,211	2,075	2,378	34	(247)
Legal and professional fees	1,702	1,064	976	953	1,091	638	611
Merger-related expenses	3,507	135	319	—	—	3,372	3,507
Marketing	430	665	619	502	792	(235)	(362)
Federal deposit insurance premiums and other regulatory fees	188	441	553	562	518	(253)	(330)
Loan collection costs and OREO activity	(127)	(841)	(96)	485	(690)	714	563
Amortization of intangibles	516	513	528	545	509	3	7
Other	1,905	1,623	1,887	1,915	2,055	282	(150)
Total noninterest expense	32,875	28,480	30,674	28,898	29,562	4,395	3,313
Income Before Income Taxes	15,905	19,326	21,272	17,272	18,715	(3,421)	(2,810)
Income tax expense	5,578	6,885	7,287	6,434	6,594	(1,307)	(1,016)
Net Income	$10,327	$12,441	$13,985	$10,838	$12,121	$(2,114)	$(1,794)

Net income allocated to participating securities	$282	$348	$408	$285	$349	$(66)	$(67)
Net income allocated to common shareholders	10,045	12,093	13,577	10,553	11,772	(2,048)	(1,727)
Earnings Per Share
Basic	$.28	$.34	$.38	$.29	$.33	$(.06)	$(.05)
Diluted	.28	.34	.38	.29	.33	(.06)	(.05)
Weighted Average Shares Outstanding
Basic	35,904,009	35,863,183	35,822,654	36,092,269	35,208,607	40,826	695,402
Diluted	36,009,098	35,965,948	35,923,691	36,187,662	36,140,474	43,150	(131,376)

State Bank Financial Corporation
4Q16 Financial Supplement: Table 4
Condensed Consolidated Income Statements
Year to Date (Unaudited)
	Years Ended December 31		Change
(Dollars in thousands, except per share amounts)	2016	2015

Net Interest Income:
Interest income on loans	$103,024	$92,938	$10,086
Accretion income on loans	43,310	49,830	(6,520)
Interest income on invested funds	18,923	15,823	3,100
Interest expense	9,619	7,922	1,697
Net interest income	155,638	150,669	4,969
Provision for loan and lease losses (organic & PNCI loans)	3,596	2,951	645
Provision for loan and lease losses (purchased credit impaired loans)	(3,359)	535	(3,894)
Provision for loan and lease losses	237	3,486	(3,249)
Net interest income after provision for loan and lease losses	155,401	147,183	8,218
Noninterest Income:
Amortization of FDIC receivable for loss share agreements	—	(16,488)	16,488
Service charges on deposits	5,440	5,976	(536)
Mortgage banking income	12,319	11,250	1,069
Payroll fee income	4,929	4,283	646
SBA income	6,458	5,539	919
ATM income	3,008	2,981	27
Bank-owned life insurance income	1,930	1,926	4
Gain on sale of investment securities	489	354	135
Other	4,728	4,290	438
Total noninterest income	39,301	20,111	19,190
Noninterest Expense:
Salaries and employee benefits	78,775	83,295	(4,520)
Occupancy and equipment	12,169	12,432	(263)
Data processing	8,514	9,190	(676)
Legal and professional fees	4,695	4,948	(253)
Merger-related expenses	3,961	1,730	2,231
Marketing	2,216	2,318	(102)
Federal deposit insurance premiums and other regulatory fees	1,744	2,100	(356)
Loan collection costs and OREO activity	(579)	(1,597)	1,018
Amortization of intangibles	2,102	1,804	298
Other	7,330	7,202	128
Total noninterest expense	120,927	123,422	(2,495)
Income Before Income Taxes	73,775	43,872	29,903
Income tax expense	26,184	15,449	10,735
Net Income	$47,591	$28,423	$19,168

Net income allocated to participating securities	$1,303	$783	$520
Net income allocated to common shareholders	46,288	27,640	18,648

Earnings Per Share
Basic	$1.29	$.79	$.50
Diluted	1.28	.77	.51
Weighted Average Shares Outstanding
Basic	35,931,528	34,810,855	1,120,673
Diluted	36,033,643	36,042,719	(9,076)

State Bank Financial Corporation
4Q16 Financial Supplement: Table 5
Condensed Consolidated Composition of Loans and Deposits at Period Ends
Quarterly (Unaudited)
						4Q16 change vs
(Dollars in thousands)	4Q16	3Q16	2Q16	1Q16	4Q15	3Q16	4Q15

Composition of Loans
Organic loans (1):
Construction, land & land development	$500,018	$486,299	$470,672	$452,654	$482,087	$13,719	$17,931
Other commercial real estate	754,790	744,270	748,949	719,340	661,062	10,520	93,728
Total commercial real estate	1,254,808	1,230,569	1,219,621	1,171,994	1,143,149	24,239	111,659
Residential real estate	144,295	139,926	139,832	140,493	140,613	4,369	3,682
Owner-occupied real estate	256,317	239,726	238,059	222,347	219,636	16,591	36,681
Commercial, financial & agricultural	327,381	306,141	290,245	233,169	181,513	21,240	145,868
Leases	71,724	74,722	82,977	93,490	71,539	(2,998)	185
Consumer	36,039	39,373	34,124	33,847	17,882	(3,334)	18,157
Total organic loans	2,090,564	2,030,457	2,004,858	1,895,340	1,774,332	60,107	316,232
Purchased non-credit impaired loans(2):
Construction, land & land development	51,208	10,035	11,427	13,959	18,598	41,173	32,610
Other commercial real estate	209,531	58,261	64,665	70,444	74,506	151,270	135,025
Total commercial real estate	260,739	68,296	76,092	84,403	93,104	192,443	167,635
Residential real estate	144,596	56,468	60,100	65,948	69,053	88,128	75,543
Owner-occupied real estate	115,566	52,016	56,414	57,519	61,313	63,550	54,253
Commercial, financial & agricultural	36,206	10,447	11,121	13,315	14,216	25,759	21,990
Consumer	6,255	1,826	1,978	2,213	2,624	4,429	3,631
Total purchased non-credit impaired loans	563,362	189,053	205,705	223,398	240,310	374,309	323,052
Purchased credit impaired loans (3):
Construction, land & land development	16,537	11,564	13,310	13,245	14,252	4,973	2,285
Other commercial real estate	60,742	38,238	39,218	40,119	40,742	22,504	20,000
Total commercial real estate	77,279	49,802	52,528	53,364	54,994	27,477	22,285
Residential real estate	54,507	53,953	56,887	60,579	64,011	554	(9,504)
Owner-occupied real estate	23,980	22,389	24,281	24,834	25,364	1,591	(1,384)
Commercial, financial & agricultural	4,533	608	722	871	1,050	3,925	3,483
Consumer	347	84	115	147	156	263	191
Total purchased credit impaired loans	160,646	126,836	134,533	139,795	145,575	33,810	15,071
Total loans	$2,814,572	$2,346,346	$2,345,096	$2,258,533	$2,160,217	$468,226	$654,355
Composition of Deposits
Noninterest-bearing demand deposits	$984,419	$890,588	$829,673	$891,511	$826,216	$93,831	$158,203
Interest-bearing transaction accounts	664,350	547,078	531,676	539,322	588,391	117,272	75,959
Savings and money market deposits	1,292,867	1,101,458	1,097,098	1,017,930	1,074,190	191,409	218,677
Time deposits less than $250,000	387,410	332,873	345,999	348,304	279,449	54,537	107,961
Time deposits $250,000 or greater	79,439	57,556	63,686	64,494	41,439	21,883	38,000
Brokered and wholesale time deposits	22,680	29,739	17,358	44,037	52,277	(7,059)	(29,597)
Total deposits	$3,431,165	$2,959,292	$2,885,490	$2,905,598	$2,861,962	$471,873	$569,203

(1) Loans originated by State Bank and Trust Company.
(2) Consists of loans purchased in our acquisitions of Bank of Atlanta, First Bank of Georgia, The National Bank of Georgia and S Bank.
(3) Acquired loans, which at acquisition, management determined it was probable that we would be unable to collect all contractual principal and interest payments due, including all loans acquired from the FDIC.

State Bank Financial Corporation
4Q16 Financial Supplement: Table 6
Condensed Consolidated Asset Quality Data
Quarterly (Unaudited)
						4Q16 change vs
(Dollars in thousands)	4Q16	3Q16	2Q16	1Q16	4Q15	3Q16	4Q15

Allowance for loan and lease losses on organic loans
Beginning Balance	$21,736	$22,008	$22,626	$21,224	$20,176	$(272)	$1,560
Charge-offs	(553)	(311)	(2,307)	(240)	(110)	(242)	(443)
Recoveries	34	39	54	96	207	(5)	(173)
Net (charge-offs) recoveries	(519)	(272)	(2,253)	(144)	97	(247)	(616)
Provision for loan and lease losses	(131)	—	1,635	1,546	951	(131)	(1,082)
Ending Balance	$21,086	$21,736	$22,008	$22,626	$21,224	$(650)	$(138)

Allowance for loan and lease losses on purchased non-credit impaired loans
Beginning Balance	$150	$158	$166	$53	$—	$(8)	$150
Charge-offs	(143)	(16)	(1)	(63)	—	(127)	(143)
Recoveries	1	1	28	33	1	—	—
Net (charge-offs) recoveries	(142)	(15)	27	(30)	1	(127)	(143)
Provision for loan and lease losses	431	7	(35)	143	52	424	379
Ending Balance	$439	$150	$158	$166	$53	$289	$386

Allowance for loan and lease losses on purchased credit impaired loans
Beginning Balance	$5,291	$5,433	$7,553	$7,798	$8,754	$(142)	$(3,463)
Charge-offs	(195)	(223)	(606)	(1,516)	(3,467)	28	3,272
Recoveries	—	—	80	3,094	3,020	—	(3,020)
Net (charge-offs) recoveries	(195)	(223)	(526)	1,578	(447)	28	252
Provision for loan and lease losses	(23)	81	(1,594)	(1,823)	(509)	(104)	486
Ending Balance	$5,073	$5,291	$5,433	$7,553	$7,798	$(218)	$(2,725)

Nonperforming organic assets
Nonaccrual loans	$6,234	$6,423	$6,927	$9,416	$5,096	$(189)	$1,138
Total nonperforming organic loans	6,234	6,423	6,927	9,416	5,096	(189)	1,138
Other real estate owned	282	83	42	33	33	199	249
Total nonperforming organic assets	$6,516	$6,506	$6,969	$9,449	$5,129	$10	$1,387

Nonperforming purchased non-credit impaired assets
Nonaccrual loans	$3,381	$1,672	$1,744	$1,705	$1,280	$1,709	$2,101
Accruing TDRs	—	—	—	923	577	—	(577)
Total nonperforming PNCI loans	3,381	1,672	1,744	2,628	1,857	1,709	1,524
Other real estate owned	—	21	21	22	—	(21)	—
Total nonperforming PNCI assets	$3,381	$1,693	$1,765	$2,650	$1,857	$1,688	$1,524

Ratios for organic assets
Annualized QTD charge-offs (recoveries) on organic loans to average organic loans	.10%	.05%	.47%	.03%	(.02)%	.05%	.12%
Nonperforming organic loans to organic loans	.30	.32	.35	.50	.29	(.02)	.01
Nonperforming organic assets to organic loans + OREO	.31	.32	.35	.50	.29	(.01)	.02
Past due organic loans to organic loans	.06	.09	.18	.47	.10	(.03)	(.04)
Allowance for loan and lease losses on organic loans to organic loans	1.01	1.07	1.10	1.19	1.20	(.06)	(.19)

State Bank Financial Corporation
4Q16 Financial Supplement: Table 6 (continued)
Condensed Consolidated Asset Quality Data
Quarterly (Unaudited)
						4Q16 change vs
(Dollars in thousands)	4Q16	3Q16	2Q16	1Q16	4Q15	3Q16	4Q15

Ratios for purchased non-credit impaired loans
Annualized QTD charge-offs (recoveries) on PNCI loans to average PNCI loans	.31%	.03%	(.05)%	.05%	—%	.28%	.31%
Nonperforming PNCI loans to PNCI loans	.60	.88	.85	1.18	.77	(.28)	(.17)
Nonperforming PNCI assets to PNCI loans + OREO	.60	.90	.86	1.19	.77	(.30)	(.17)
Past due PNCI loans to PNCI loans	.68	.41	.40	.30	.39	.27	.29
Allowance for loan and lease losses on PNCI loans to PNCI loans	.08	.08	.08	.07	.02	—	.06

Ratios for purchased credit impaired loans (1)
Annualized QTD charge-offs (recoveries) on PCI loans to average PCI loans	.63%	.68%	1.57%	(4.50)%	1.20%	(.05)%	(.57)%
Past due PCI loans to PCI loans	8.92	11.00	10.92	17.90	16.64	(2.08)	(7.72)
Allowance for loan and lease losses on PCI loans to PCI loans	3.16	4.17	4.04	5.40	5.36	(1.01)	(2.20)

(1) For each period presented, a portion of our purchased credit impaired loans were contractually past due; however, such delinquencies were included in our performance expectations in determining the fair values of purchased credit impaired loans at each acquisition and at subsequent valuation dates. All purchased credit impaired loan cash flows and the timing of such cash flows continue to be estimable and probable of collection and thus accretion income continues to be recognized on these assets. As such,we do not consider purchased credit impaired loans to be nonperforming assets.

State Bank Financial Corporation
4Q16 Financial Supplement: Table 7
Condensed Consolidated Average Balances and Yield Analysis
Quarterly (Unaudited)
						4Q16 change vs
(Dollars in thousands)	4Q16	3Q16	2Q16	1Q16	4Q15	3Q16	4Q15
Average Balances
Interest-bearing deposits in other financial institutions	$82,797	$63,315	$80,638	$126,289	$188,966	$19,482	$(106,169)
Investment securities	911,025	881,642	905,019	892,365	850,127	29,383	60,898
Loans, excluding purchased credit impaired (1)	2,307,794	2,275,859	2,191,506	2,109,449	2,055,933	31,935	251,861
Purchased credit impaired loans	123,718	130,770	135,160	141,069	148,060	(7,052)	(24,342)
Total earning assets	3,425,334	3,351,586	3,312,323	3,269,172	3,243,086	73,748	182,248
Total nonearning assets	210,825	212,884	211,908	207,474	212,256	(2,059)	(1,431)
Total assets	3,636,159	3,564,470	3,524,231	3,476,646	3,455,342	71,689	180,817
Interest-bearing transaction accounts	575,977	515,974	531,359	538,926	559,113	60,003	16,864
Savings & money market deposits	1,118,548	1,105,635	1,052,106	1,036,498	1,066,783	12,913	51,765
Time deposits less than $250,000	325,838	340,275	351,883	314,950	283,276	(14,437)	42,562
Time deposits $250,000 or greater	59,308	61,172	64,869	53,786	50,784	(1,864)	8,524
Brokered and wholesale time deposits	22,885	20,723	24,471	48,039	56,298	2,162	(33,413)
Other borrowings	52,555	94,455	61,146	33,635	26,106	(41,900)	26,449
Total interest-bearing liabilities	2,155,111	2,138,234	2,085,834	2,025,834	2,042,360	16,877	112,751
Noninterest-bearing deposits	872,954	823,043	848,331	862,315	826,534	49,911	46,420
Other liabilities	48,533	45,828	43,228	46,053	51,746	2,705	(3,213)
Shareholders’ equity	559,561	557,365	546,838	542,444	534,702	2,196	24,859
Total liabilities and shareholders' equity	3,636,159	3,564,470	3,524,231	3,476,646	3,455,342	71,689	180,817

Interest Margins (2)
Interest-bearing deposits in other financial institutions	.31%	.28%	.33%	.38%	.28%	.03%	.03%
Investment securities, tax-equivalent basis (3)	2.07	2.11	2.07	2.05	1.87	(.04)	.20
Loans, excluding purchased credit impaired, tax-equivalent basis (4)	4.63	4.67	4.68	4.67	4.71	(.04)	(.08)
Purchased credit impaired loans	33.03	28.40	41.54	27.78	38.16	4.63	(5.13)
Total earning assets	4.87%	4.84%	5.37%	4.79%	5.23%	.03%	(.36)%
Interest-bearing transaction accounts	.12	.12	.12	.12	.13	—	(.01)
Savings & money market deposits	.59	.54	.53	.50	.48	.05	.11
Time deposits less than $250,000.70		.67	.64	.51	.39	.03	.31
Time deposits $250,000 or greater	.84	.77	.71	.53	.33	.07	.51
Brokered and wholesale time deposits	.85	.92	1.07	1.07	1.03	(.07)	(.18)
Other borrowings	.45	.40	.52	.65	.76	.05	(.31)
Total interest-bearing liabilities	.49%	.47%	.46%	.42%	.39%	.02%	.10%
Net interest spread	4.38%	4.37%	4.91%	4.37%	4.84%	.01%	(.46)%
Net interest margin	4.56%	4.54%	5.08%	4.53%	4.99%	.02%	(.43)%
Net interest margin excluding accretion income	3.50%	3.57%	3.53%	3.48%	3.40%	(.07)%	.10%

(1) Includes average nonaccrual loans of $8.4 million for 4Q16, $8.6 million for 3Q16, $10.0 million for 2Q16, $8.9 million for 1Q16, and $6.5 million for 4Q15.
(2) Interest income or expense annualized for the applicable period.
(3) Reflects taxable equivalent adjustments using the federal statutory tax rate of 35% in adjusting interest on tax-exempt securities to a fully taxable basis. The taxable equivalent adjustments included above amount to $0 for 4Q16, $0 for 3Q16, $2,000 for 2Q16, $2,000 for 1Q16, and $3,000 for 4Q15.
(4) Reflects taxable equivalent adjustments using the federal statutory tax rate of 35% in adjusting tax-exempt loan interest income to a fully taxable basis. The taxable equivalent adjustments included above amount to $142,000 for 4Q16, $142,000 for 3Q16, $113,000 for 2Q16, $165,000 for 1Q16, and $134,000 for 4Q15.

State Bank Financial Corporation
4Q16 Financial Supplement: Table 8
Reconciliation of Non-GAAP Measure (1)
Quarterly (Unaudited)

	4Q16	3Q16	2Q16	1Q16	4Q15

Book value per common share reconciliation
Book value per common share (GAAP)	$15.80	$15.21	$15.00	$14.73	$14.47
Effect of goodwill and other intangibles	(2.32)	(1.22)	(1.23)	(1.24)	(1.25)
Tangible book value per common share	$13.48	$13.99	$13.77	$13.49	$13.22

(1) This press release includes tangible book value per common share, a financial measure not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The tangible book value measure is a non-GAAP measure and excludes the effect of the period end balance of intangible assets. Management believes that this non-GAAP tangible measure provides additional useful information, particularly since this measure is widely used by industry analysts for companies with prior merger and acquisition activities.

Reconciliations of this non-GAAP financial measures to the most directly comparable GAAP financial measure is presented in the accompanying table. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. This non-GAAP financial measure should not be considered as a substitute for GAAP financial measures, and the Company strongly encourages investors to review the GAAP financial measures included in this press release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this press release with other companies’ non-GAAP financial measures having the same or similar names.